EXHIBIT 5.1

[Letterhead of Perkins Coie LLP]

August 7, 2020

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, WA 98104

Re:	Registration Statement on Form S-3

File No. 333-240348

Ladies and Gentlemen:

We have acted as counsel to Avalara, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (Registration No. 333-240348) filed August 4, 2020 (the “Registration Statement”), including the prospectus constituting a part thereof, dated August 4, 2020 (the “Base Prospectus”), and the prospectus supplement to the Base Prospectus, dated August 5, 2020 (together with the Base Prospectus, the “Prospectus”) with respect to the sale in an underwritten public offering of up to 4,527,558 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the Company (including up to 590,551 shares of Common Stock that the underwriters have the option to purchase from the Company) (the “Shares”). The Shares are to be sold pursuant to the terms of an underwriting agreement dated August 5, 2020 between the Company and Goldman Sachs & Co. LLC as representative of the underwriters named therein (the “Underwriting Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement, the Prospectus and such documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, assuming (i) registration by the Company’s registrar of the Shares, (ii) the offering and sale of the Shares in accordance with the Underwriting Agreement and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Avalara, Inc.

August 7, 2020

The foregoing opinion are subject to the following exclusions and qualifications:

(a)

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinion set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP